Exhibit 99.1

Cushman & Wakefield Finalizes Strategic Investment of $500 Million in Greystone

With this investment, Cushman & Wakefield acquires a 40% stake in Greystone’s Agency, FHA and Servicing businesses

CHICAGO (December 6, 2021) – Cushman & Wakefield (NYSE: CWK), a leading global real estate services firm, announced today that it finalized its strategic investment of $500 million in Greystone, a leading national commercial real estate finance company, acquiring a 40% stake in Greystone’s Agency, FHA and Servicing businesses.

With this investment, Cushman & Wakefield and Greystone have officially closed and entered into a previously announced strategic joint venture to deliver best-in-class advisory services and capital solutions to existing, joint and new clients of both firms nationwide. Greystone intends to use the capital to create innovative product offerings which will position the company for future expansion.

“Our goal is to build the finest multifamily platform in the country, and by integrating our respective capabilities, we can now offer our clients a seamless, full-service advisory experience,” said Andrew McDonald, Chief Executive, Americas, Cushman & Wakefield.

Greystone is a top multifamily lender, including HUD, Fannie Mae DUS®, Freddie Mac Optigo®, and bridge financing, now giving Cushman & Wakefield’s client base more direct access to a broad range of debt products for property acquisition, refinancing or substantial rehab / new construction. In turn, Cushman & Wakefield brings a well-established network of advisory professionals in core U.S. markets, enabling both firms, together, to offer commercial property investors a holistic, one-stop approach.

“By bringing together our areas of expertise, we are committed to leading the multifamily market,” said Stephen Rosenberg, Founder and CEO, Greystone. “This strategic joint venture and investment in Greystone significantly enhances the ability to execute on our clients’ investment strategies and our own plan for growth.”

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 50,000 employees in over 400 offices and 60 countries. In 2020, the firm had revenue of $7.8 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.

About Greystone

Greystone is a private national commercial real estate finance company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top FHA, Fannie Mae, and Freddie Mac lender in these sectors. Loans are offered through Greystone Servicing Company LLC, Greystone Funding Company LLC and/or other Greystone affiliates. For more information, visit www.greystone.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that reflect the parties’ current views with respect to, among other things, future events and results, which are intended to be covered by the safe harbor provisions for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon the parties’ historical performance and current plans, estimates and expectations in light of information currently available to the parties. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the Contribution Agreement related to the proposed transaction or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of operating the joint venture; that anticipated expansion plans do not materialize; and the effects of the transaction in the parties’ operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Additional factors that could cause Cushman & Wakefield’s results to differ materially from those described above can be found in Cushman & Wakefield’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The parties do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

PRESS CONTACT:

For Greystone:

Karen Marotta

212-896-9149

karen.marotta@greyco.com

For Cushman & Wakefield:

Aixa Velez

312-424-8195

aixa.velez@cushwake.com